UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NETWORK ENGINES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

January 26, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Network Engines, Inc., which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 on Wednesday, March 14, 2007 at 10:00 A.M., local time.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describes the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The Company’s Annual Report to Stockholders is also enclosed for your information.

All stockholders are invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to vote by proxy by completing, dating, signing and returning the enclosed Proxy Card. A postage-prepaid envelope is enclosed for that purpose. You may also vote by telephone or via internet by following the instructions included on the enclosed proxy card.

Your shares cannot be voted unless you date, sign, and return the enclosed Proxy Card, vote by telephone, via internet, or attend the Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Very truly yours,

Gregory A. Shortell
President and
Chief Executive Officer

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Network Engines, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, March 14, 2007 at 10:00 A.M.,local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109. The purpose of the Meeting shall be to consider and act upon the following matters:

1.                To elect two Class I directors to hold office for a three-year term and until each of his successors has been duly elected and qualified;

2.                To ratify the selection by the Audit Committee of our Board of Directors of the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007;

3.                To approve an amendment to increase the number of shares of common stock reserved for issuance under the 2000 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) from 1,250,000 to 1,500,000 shares; and

4.                To transact such other business as may properly come before the Meeting or any adjournment or postponements of the Meeting.

These items are more fully discussed in the following pages. Only stockholders of record at the close of business on January 19, 2007 will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

We hope that all stockholders will be able to attend the Meeting in person. However, in order to ensure that a quorum is present at the Meeting, please vote by telephone, via the internet, or date, sign and promptly return the enclosed Proxy Card whether or not you expect to attend the Meeting. A postage-prepaid return envelope, addressed to Computershare Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you attend the Meeting, you may, upon your written request, withdraw your proxy and vote your shares in person.

All of our stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

Douglas G. Bryant
Secretary

Canton, Massachusetts
January 26, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

NETWORK ENGINES, INC.
25 DAN ROAD
CANTON, MASSACHUSETTS 02021

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 14, 2007

INFORMATION ABOUT THE MEETING

General

We have sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote at our 2007 Annual Meeting of Stockholders (the “Meeting”) or any adjournment or postponement of the Meeting. The Meeting will be held on Wednesday, March 14, 2007 at 10:00 A.M., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

•       This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•       The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. You may also submit your proxy by telephone or via the internet.

In addition to solicitations by mail, our directors, officers and non-executive employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to stockholders for the first time on or about January 26, 2007. In this mailing, we are also including our Annual Report to Stockholders for the fiscal year ended September 30, 2006 (“Fiscal 2006”).

Voting Rights and Outstanding Shares

The Board of Directors has fixed the close of business on January 19, 2007, as the record date for the Meeting or any adjournment or postponements thereof. Only stockholders who were record owners of shares of our common stock, $.01 par value per share, at the close of business on January 19, 2007 are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof. On that date, 40,661,950 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting. We have no other securities entitled to vote at the Meeting.

Voting in Person

To vote in person, you must attend the Meeting, and then complete and submit the ballot that will be provided to you at the Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on January 19, 2007, the record date for voting.

Voting by Proxy

To vote by proxy, you must complete and return the enclosed Proxy Card. Registered shareholders may vote electronically through the internet or by telephone by following the instructions included with their Proxy Card. A shareholder not wishing to vote electronically through the internet or whose form does not reference internet or telephone voting information should complete and return the enclosed paper Proxy Card. Signing and returning the Proxy Card or submitting the proxy via the internet or by telephone does not affect the right to vote in person at the Annual Meeting. Your Proxy Card will be valid only if you sign, date and return it for receipt by us prior to the Meeting. By completing and returning the Proxy Card, you will direct the designated persons to vote your shares at the Meeting in the manner you specify in the Proxy Card. If you complete the Proxy Card but do not specify how your shares are to be voted, then the designated persons will vote your shares in favor of the proposals described in this Proxy Statement. If any other business properly comes before the Meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to establish a quorum. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” will be counted as present.

Broker Non-Votes

A broker non-vote occurs when a broker submits a Proxy Card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. For the 2007 annual meeting, routine matters include the election of directors and ratification of auditors. Non-routine matters include matters such as amendments to stock plans.

Revoking a Proxy

A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Meeting in person, either by giving notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting. A notice of revocation must indicate the certificate number and number of shares to which such revocation relates and the aggregate number of shares represented by such certificates.

A copy of our Annual Report on Form 10-K for Fiscal 2006 as filed with the SEC, except for exhibits, will be furnished without charge to you upon written or oral request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021, telephone: (781) 332-1000. It may also be accessed electronically via the Investor Relations section of our web site at http://www.networkengines.com or by means of the SEC’s web site at http://www.sec.gov. Exhibits will be provided upon written request and payment of an appropriate processing fee.

DISCUSSION OF PROPOSALS

Proposal 1:  Election of Directors

The first proposal on the agenda for the Meeting is the election of Gary E. Haroian and Dennis A. Kirshy to serve as Class I directors for a three-year term beginning at the Meeting and ending at our 2010 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

Our Board of Directors has fixed the number of directors at six persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I (whose terms expire at this Meeting), and the Board of Directors has nominated two candidates for election to the Board as Class I directors. There are also two directors in Class II (whose terms expire at the Annual Meeting of Stockholders in 2008) and two directors in Class III (whose terms expire at the Annual Meeting of Stockholders in 2009).

The election of directors requires a plurality of the votes cast at the Meeting, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominees receiving the most votes for election to the two Class I director positions are elected to those positions. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. The persons designated on the enclosed Proxy Card will vote for the election of the nominees for Class I director unless the Proxy Card or proxy submitted by telephone or via the internet provide otherwise or unless any particular nominee is unable or unwilling to serve. In the event that a nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unavailable to serve.

The Board of Directors, upon recommendation by the Nominating Committee, has nominated the two current Class I directors to stand for re-election. A brief biography of each of the nominees, as of January 1, 2007, follows. Information with respect to the number of shares of common stock beneficially owned by each nominee, directly or indirectly, as of December 31, 2006, appears herein under “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”.

Nominees For Term Expiring in 2010 (Class I Directors)

Gary E. Haroian

Gary E. Haroian, age 55, has served as one of our directors since June 2003. From April 2000 to December 2002, Mr. Haroian held a variety of senior management positions, including roles as Chief Financial Officer, Chief Operating Officer and interim Chief Executive Officer, at Bowstreet Software, a provider of development tools for web applications. Prior to Bowstreet, he served as Senior Vice President of Finance and Administration and Chief Financial Officer at Concord Communications, Inc., a maker of e-business management solutions, from February 1997 to April 2000. He also served as Chief Financial Officer, President and Chief Operating Officer, and Chief Executive Officer of Stratus Computer, Inc., a manufacturer of fault tolerant computers, from 1983 to 1996. Mr. Haroian is also a director of Aspen Technology, Inc., Lightbridge Inc., Phase Forward, Inc. and Embarcadero Technologies, Inc..

Dennis A. Kirshy

Dennis A. Kirshy, age 64, has served as one of our directors since July 1997. Mr. Kirshy is a private investor and has advised and invested in small technology companies in the networking, internetworking and computer industries since February 1993. Mr. Kirshy is a director of several privately-held companies in the networking, telecommunications and software arenas.

The Board of Directors believes that approval of the election of the nominees for Class I director is in the best interests of the Company and its stockholders and therefore it recommends you vote FOR this proposal.

Proposal 2:  Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for Fiscal 2007. PricewaterhouseCoopers LLP has audited our financial statements for each fiscal year since our inception. At the Meeting, our stockholders will be asked to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2007.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2007. Abstentions and broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

In the event of a negative vote, the Audit Committee of the Board of Directors will reconsider its selection. Even if the appointment is ratified, however, the Audit Committee of the Board of Directors may, in its discretion, direct the appointment of a different independent registered accounting firm during the year, if the Audit Committee determines such a change would be in the Company and its shareholders’ best interest. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated annual financial statements for Fiscal 2006 and Fiscal 2005, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees (1)	$654,583	$586,190
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	900	900
Total	$655,483	$587,090

(1)          Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filing requirements.

The prior approval of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers LLP in Fiscal 2005 and Fiscal 2006.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the following twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided.

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending September 30, 2007 is in the best interests of the Company and its stockholders and therefore recommends that you vote FOR this proposal.

Proposal 3: Amendment to the 2000 Employee Stock Purchase Plan

At the Meeting, our stockholders will be asked to approve an amendment to increase the number of shares of common stock reserved for issuance under the 2000 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) from 1,250,000 to 1,500,000 shares (subject to appropriate adjustment in the event of stock splits, stock dividends or other capital changes).

On January 3, 2007, the board of directors, subject to stockholder approval, approved an amendment to the Employee Stock Purchase Plan to increase the number of shares of common stock available for purchase under the plan by 250,000 shares. The Board believes that the Employee Stock Purchase Plan is an important benefit in recruiting and retaining employees and that it is necessary to adopt the amendment in order to ensure that there are sufficient shares for all stock purchases under the plan through our fiscal year ending September 30, 2007 (“Fiscal 2007”).

The amendment to increase the number of shares authorized for issuance under the Employee Stock Purchase Plan from 1,250,000 to 1,500,000 requires the affirmative vote of a majority of the votes cast at the Meeting. Votes may be cast as for, against or may abstain. Abstentions and broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

For information relating to securities authorized for issuance under all of our equity compensation plans as of September 30, 2006 see “Executive Officer Compensation - Equity Compensation Plan Information” below.

Plan Summary

The following is a brief summary of the Employee Stock Purchase Plan and is qualified in its entirety by reference to the Employee Stock Purchase Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page on the internet at (http://www.sec.gov). In addition, you may obtain a copy of the plan at no charge upon oral or written request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts, 02021, telephone: (781) 332-1000.

General

The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. A total of 1,250,000 shares of our common stock are currently authorized to be issued under the plan. As of January 1, 2007, a total of 1,179,364 shares had been issued to our employees under the plan, and 70,636 shares remained available for future issuance. If our stockholders approve this Proposal 2 at the Meeting, there will be a total of 1,500,000 shares of common stock reserved for issuance under the plan and 320,636 shares will be available for future issuance. See “Benefits Under the 2000 Employee Stock Purchase Plan” below for certain information with respect to shares issued during Fiscal 2006 under the Employee Stock Purchase Plan.

Purpose

The Employee Stock Purchase Plan permits our employees and employees of our subsidiaries to purchase our common stock at a discounted price. The plan is designed to encourage and assist our employees in acquiring an equity interest in us through the purchase of our common stock.

Administration

The Employee Stock Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. Currently, the plan is administered by the Compensation Committee of the Board of Directors. The Board of Directors or its committee has authority to make rules and regulations for the administration of the plan and its interpretations and decisions with regard to the plan are final.

Eligibility

All of our employees, including our employee-director, and employees of our present or future subsidiaries who are customarily employed by us for more than twenty (20) hours a week and for more than five months in a calendar year are eligible to participate in the Employee Stock Purchase Plan. However, no employee who owns or holds options to purchase, or who, as a result of participation in the plan, would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of our stock or any subsidiary of ours is eligible to participate in the plan. As of January 1, 2007, approximately 143 employees, including all of our executive officers, were eligible to participate in the plan.

Offering Periods

In general, the Employee Stock Purchase Plan is implemented by a series of offerings of six months duration (each an “offering period”), with new offering periods commencing on or about November 15 and May 15 of each year. During each offering period, payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. The Board or its committee may establish a different offering period not to exceed twelve months for each of the offerings and choose a different offering period for each offering.

Participation in the Plan

Eligible employees may participate in the Employee Stock Purchase Plan by completing an enrollment form and filing it with us at least five days prior to the commencement of the applicable offering period. Unless an employee files a new form or withdraws from the plan, his deductions and purchases will continue at the same rate for future offerings under the plan so long as the plan remains in effect.

Payment of Purchase Price; Payroll Deductions

The Employee Stock Purchase Plan permits eligible employees to purchase common stock through payroll deductions between 1% to 15% of an employee’s compensation, subject to certain limitations. On the first day of an offering period, we will grant to each eligible employee who has elected to participate in the plan an option to purchase shares of our common stock. On the last day of the offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions.

Purchase Price

Under the terms of the Employee Stock Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of our common stock on the last day of the offering period. The fair market value of our common stock is the closing price as of such date as reported by NASDAQ.

Adjustments in the Event of Changes Affecting Common Stock and Acquisition Events

The Board of Directors shall make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, sale of all or substantially all of our assets, or similar event, our Board, in its discretion, may provide for substitution or adjustments of the options, may cancel the options and return the payroll deductions, or may shorten the current offering period to provide for an earlier exercise date.

Withdrawal from the Employee Stock Purchase Plan

An employee may at any time prior to the close of business on the exercise date and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an offering. An employee’s withdrawal from an offering period does not have any effect upon his eligibility to participate in subsequent offering periods under the plan.

Termination of Employment

Termination of an employee’s employment for any reason, including retirement or death, cancels his participation in the Employee Stock Purchase Plan immediately. In such event, payroll deductions credited to the employee’s account will be returned to him, or in the case of death, to the person entitled thereto as provided in the plan.

Termination or Amendment

The Board may, at any time, amend or terminate the Employee Stock Purchase Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.   A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•       15% of the value of the stock on the day the offering commenced; and

•       the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.   There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Benefits Under the 2000 Employee Stock Purchase Plan

Participation in the Employee Stock Purchase Plan is voluntary and we cannot now determine the benefits to be granted in any plan period to any particular employee.

The Board of Directors believes that the amendment to increase the number of shares authorized for issuance under the 2000 Employee Stock Purchase Plan from 1,250,000 to 1,500,000 is in the best interests of the Company and its stockholders and therefore recommends that you vote FOR this proposal.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the designated persons named in the Proxy Card to vote, or otherwise act, in accordance with their best judgment on such matters.

Deadline for Submission of Stockholder Proposals for the 2008 Annual Meeting

Proposals of stockholders intended to be presented at the 2008 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later thanSeptember 28, 2007 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Proposals should be addressed to Douglas G. Bryant, Secretary, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8). Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

ADDITIONAL INFORMATION ABOUT DIRECTORS

Background Information About Directors Continuing in Office

Our Class II and Class III directors will continue in office following the Meeting. The terms of our Class II directors will end at our 2008 Annual Meeting of Stockholders and the terms of our Class III directors will end at our 2009 Annual Meeting of Stockholders. Brief biographies of these directors, as of January 1, 2007, follow. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of December 31, 2006, appears herein under the heading “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”.

Directors Whose Terms Expire In 2008 (Class II Directors)

Fontaine K. Richardson

Fontaine K. Richardson, age 65, has served as one of our directors since October 2002 and was named Lead Director in Fiscal 2005. Mr. Richardson is a consultant and private investor. From 1983 to 2000, Mr. Richardson was a General Partner of Eastech Management Company, a venture capital management company. Mr. Richardson also co-founded Applicon, Inc. and serves on the board of directors of Mentor Graphics Corporation, a publicly held company.

Gregory A. Shortell

Gregory A. Shortell, age 62, joined us in January 2006 as President and Chief Executive Officer and as a Director. Prior to joining us, Mr. Shortell was, from February 1998 to January 2006, Senior Vice President, Global Sales and Marketing, for Nokia Corporation, a multinational technology corporation. Prior to Nokia, Mr. Shortell served, from June 1997 to February 1998, as Managing Director of International Operations for Ipsilon, a provider of network communications equipment, and, from March 1992 to June 1997 as Vice President, International at Xyplex Corporation, a provider of networking equipment.

Directors Whose Terms Expire In 2009 (Class III Directors)

John A. Blaeser

John A. Blaeser, age 65, has served as one of our directors since October 1999. Currently, Mr. Blaeser is a consultant and corporate director. From January 1996 until June 2005, Mr. Blaeser served as President, Chief Executive Officer and Chairman of the Board of Concord Communications Inc., a maker of e-business management solutions. Mr. Blaeser served as Managing General Partner of EG&G Venture Partners from January 1990 to December 1995. Mr. Blaeser is a director of several privately-held technology companies.

Robert M. Wadsworth

Robert M. Wadsworth, age 46, has served as one of our directors since December 1999. He has been a Managing Director of HarbourVest Partners, LLC since January 1997 and Managing Director of Hancock Venture Partners, Inc. since 1989. Both HarbourVest Partners and Hancock Venture Partners are global private equity firms investing in industrial and information technology companies on a worldwide basis and are under common control. HarbourVest Partners is an affiliate of ours (see “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”). Mr. Wadsworth is a member of the board of directors of several domestic and international private companies, as well as Trintech Group PLC, a publicly-held provider of transaction management software and Vocaltec Communications, a publicly-held provider of VOIP infrastructure products.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available in the Investor Relations section of the Company’s website at www.networkengines.com. Alternatively, you can request a copy of any of these documents by writing to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•       the principal responsibility of the directors is to oversee the management of the Company;

•       a majority of the members of the Board shall be independent directors;

•       the independent directors meet regularly in executive session;

•       directors have full and free access to management and, as necessary and appropriate, independent advisors;

•       new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•       at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board and Committees

Currently, the Board of Directors is composed of Messrs. Blaeser, Haroian, Kirshy, Richardson, Shortell and Wadsworth. Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Messrs. Blaeser, Haroian, Kirshy, Richardson or Wadsworth has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors met six times during Fiscal 2006 and acted by written consent three times. It is the practice of the independent directors to meet in executive session at the opening or conclusion of each in-person board meeting. The Lead Director chairs the meeting of independent directors. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he served during Fiscal 2006. Pursuant to our Corporate Governance Guidelines all directors are encouraged to attend our Annual Meeting of Stockholders. All of our then serving directors were in attendance at our 2006 Annual Meeting. The Board of Directors has established a compensation committee (the “Compensation Committee”), an audit committee (the “Audit Committee”) and a nominating committee (the “Nominating Committee”), each of which operates under a charter approved by the Board which may be found in the Investor Relations section of our website at www.networkengines.com.

Compensation Committee

The Compensation Committee, reviews executive salaries, administers any bonus, incentive compensation and stock option plans, and approves or recommends the Board to approve the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with management regarding retirement and other benefit plans and the compensation policies and practices.

In Fiscal 2006, Messrs. Kirshy and Wadsworth served on the Compensation Committee for the entire year. Mr. Genovesi served on the Compensation Committee until his term expired in March 2006. Mr. Blaeser became a member of the Compensation Committee in March 2006 and continues to serve in that capacity. Mr. Kirshy is the Chairman of the Compensation Committee. The Board has determined that Messrs. Kirshy, Blaeser and Wadsworth are “independent” as that term is defined by applicable rules of NASDAQ. The Compensation Committee met three times during Fiscal 2006 and acted by written consent seven times.

Audit Committee

The Audit Committee is responsible for the oversight of our accounting and financial reporting processes and the audits of our financial statements. In discharging its duties, the Audit Committee:

•       selects and engages our independent registered public accounting firm;

•       reviews the effectiveness of our accounting policies and practices, financial reporting and internal controls;

•       reviews any transactions that involve a potential conflict of interest;

•       reviews and discusses audited financial statements with our management and our independent registered public accounting firm;

•       reviews the scope of independent audit coverage and the fees charged by the independent registered public accounting firm; and

•       reviews the independence of such registered public accounting firm from our management.

The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee acts pursuant to a written charter, which was amended by the Board on December 4, 2006. A copy of the amended Audit Committee charter is attached to this Proxy Statement as Exhibit A.

The Audit Committee is currently composed of Messrs. Haroian, Blaeser, and Richardson, each of whom the Board has determined is “independent,” as that term is defined by applicable rules of NASDAQ and the independence requirements contemplated by Rule 10A 3 under the Exchange Act. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also determined that Mr. Haroian, the Audit Committee’s chairman, is an “audit committee financial expert” as defined under Item 401(h)(2) of Regulation  S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee met twelve times during Fiscal 2006.

Nominating Committee

The Board formed the Nominating Committee in July 2003. The Nominating Committee is currently composed of Messrs. Richardson, Kirshy and Wadsworth. Mr. Richardson is the Chairman of the Nominating Committee. The Nominating Committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders, develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees the evaluation of the

Board. The Board has determined that each of the members of the Nominating Committee is “independent,” as that term is defined by applicable rules of NASDAQ. The Nominating Committee acts pursuant to a written charter, which was amended by the Board on December 14, 2006. The Nominating Committee met six times during Fiscal 2006.

Director Candidates

Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The Nominating Committee will review the qualifications of recommended candidates. If the Board decides to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Mr. Richardson, Chairman of the Nominating Committee, at the address set forth below under “Stockholder Communications.”  The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating Committee or the Board, by the procedures set forth herein under “Deadline for Submission of Stockholder Proposals for the 2008 Annual Meeting.”

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Richardson, the Chairman of the Nominating Committee, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Richardson as the Chairman of the Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of Douglas G. Bryant, Secretary, at Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2006, the members of the Compensation Committee were Messrs. Blaeser. Genovesi, Kirshy and Wadsworth. The issuance of options to such members of the Compensation Committee is discussed herein under “Compensation of Directors.”

Mr. Wadsworth is a managing director of the limited liability corporation that controls HarbourVest Partners, one of our significant stockholders (see “Stock Ownership of Directors, Officers and Greater-Than 5%-Stockholders”). Mr. Wadsworth is also a director of Innoveer Solutions, Inc (“Innoveer”). We have, in the past, engaged Innoveer to provide certain professional services related to an upgrade of our customer resource management (“CRM”) software system. We continue to engage Innoveer to perform certain modifications to our CRM system. In addition, Mr. Wadsworth has certain relationships with our directors outside of their positions on our Board of Directors. These relationships and the transactions are discussed in greater detail under “Certain Relationships and Related Party Transactions.”

Compensation of Directors

We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. We also grant stock options to our non-employee directors pursuant to our 2000 Director Stock Option Plan. The plan provides that any non-employee director first elected to the Board after the date that the plan was adopted will receive a stock option award of 50,000 shares. All current non-employee directors, with the exception of Mr. Richardson and Mr. Haroian, were elected to the Board prior to the adoption of the plan. The Plan further provides that each year, as of the Annual Meeting of Stockholders, each non-employee director will receive a stock option award of 15,000 shares. The first of such annual grants took place as of the 2001 Annual Meeting of Stockholders. All options granted under our 2000 Director Stock Option Plan were granted at an exercise price equal to the last reported sale price of our common stock, as reported on The NASDAQ Global Market on the date of grant.

Directors are compensated $2,000 per Board meeting attended in person; $1,000 per telephonic meeting; $1,500 per Audit Committee meeting, whether in person or by phone; $1,000 per Compensation Committee, Nominating Committee or Special Committee meeting attended in person and $500 per Compensation Committee, Nominating Committee or Special Committee meeting conducted by telephone. In addition, the Audit Committee Chairman receives an additional fee of $8,000 per year and the Compensation Committee Chairman receives an additional fee of $4,000 per year.

Report of the Audit Committee

In connection with the preparation and filing of the Company’s Annual Report on Form 10 K for the year ended September 30, 2006, the Audit Committee (i) reviewed and discussed the audited financial statements with the Company’s management, and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, (ii) discussed with PricewaterhouseCoopers LLP, the

Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed with PricewaterhouseCoopers LLP its independence from the Company. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10 K for the year ended September 30, 2006 for filing with the SEC.

AUDIT COMMITTEE

Gary E. Haroian
John A. Blaeser
Fontaine K. Richardson

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

The following table sets forth our executive officers, including their age and the position held as of January 1, 2007:

Name	Age	Position
Gregory A. Shortell	62	President, Chief Executive Officer and Director
Douglas G. Bryant	49	Chief Financial Officer, Treasurer and Secretary
Richard P. Graber	46	Vice President of Engineering and Operations
Hugh W. Kelly	47	Vice President of Marketing
Kevin J. Murphy Jr.	36	Chief Technology Officer

Gregory A. Shortell

See “Background Information About Directors Continuing in Office—Directors Whose Terms Expire in 2008 (Class II Directors)” above for information regarding the business experience of Gregory A. Shortell.

Douglas G. Bryant

Douglas G. Bryant has served as our Chief Financial Officer since September 1997, Treasurer since January 1998 and Secretary since March 2000. .Prior to joining us, Mr. Bryant served as Chief Financial Officer of CrossComm Corporation, a manufacturer of internetworking products, including routers and switches, from July 1996 to June 1997, and as Corporate Controller from September 1989 to June 1996.

Richard P. Graber

Richard P. Graber joined us in October 2003 as Vice President of Engineering and Operations. Prior to joining us, Mr. Graber was the Vice President of Engineering and Operations at Jedai Broadband Networks, Inc., a developer of access technology for broadband providers. Prior to Jedai Broadband Networks, Mr. Graber was Vice President of Engineering for ViaGate Technologies, Inc. from November 2000 to August 2001. Prior to joining ViaGate Technologies, Mr. Graber held senior engineering positions at Dialogic, an Intel company, from June 1988 to October 2000.

Hugh W. Kelly

Hugh W. Kelly joined us in June 2006 as Vice President of Marketing. Prior to joining us, Mr. Kelly was, from January 2003 to May 2006, the Chief Executive Officer and co-founder of SQMworks, a telecommunications management software start-up. Prior to that he was, from January 2000 to December 2002, the Senior Vice President of Marketing and Business Development for Celox Networks, a developer of a highly scaleable edge router targeted at Tier 1 carriers.

Kevin J. Murphy Jr.

Kevin J. Murphy Jr. joined us in May 2003 as a Chief Architect and Director of Advanced Development and was promoted to Chief Technology Officer in April 2006. In December 2000 he founded Mantis Solutions, a technology consulting company that helped companies optimize existing technologies which he operated until May 2003.

Executive Compensation

Summary Compensation

The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for each of our Named Executive Officers, comprised of (i) our Chief Executive Officer, (ii) our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of September 30, 2006, and (iii) two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at September 30, 2006 (collectively, the “Named Executive Officers”).

					Long-Term Compensation Awards
					Number of
					Securities	All Other
		Annual Compensation			Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other ($)(1)	Options/SARs	($)(6)
Gregory A. Shortell	2006	255,769	148,750	—	1,451,782	—
President and Chief Executive Officer, Director
John H. Curtis (2)	2006	186,673	88,023	—	—	182,500
Former President and Chief	2005	230,000	63,112	—	50,000	—
Executive Officer	2004	224,731	126,475	—	—	—
Douglas G. Bryant	2006	210,000	109,124	—	50,000	—
Chief Financial Officer, Treasurer	2005	200,000	82,150	—	40,000	—
and Secretary	2004	184,596	81,024	—	50,000	—
Richard P. Graber	2006	200,000	94,773	—	75,000	—
Vice President of Engineering and	2005	190,000	55,143	—	90,000	—
Operations	2004	161,539	79,579	68,391	330,000	—
Kevin J. Murphy Jr.	2006	151,780	37,335	—	112,000	—
Chief Technology Officer	2005	127,227	—	—	25,000	—
	2004	118,330	3,900	—	12,000	—
Hugh W. Kelly (3)	2006	48,462	15,000	—	150,000	—
Vice President of Worldwide Marketing
Michael D. Riley (4)	2006	226,079	73,336	—	—	—
Former Vice President of	2005	200,000	49,990	—	30,000	—
Marketing and Strategy	2004	191,347	68,813	—	80,000	—
J. Donald Oldham (5)	2006	167,914	52,186	—	30,000	—
Former Vice President of OEM	2005	170,000	86,357	—	50,000	—
Appliance Sales	2004	162,999	165,572	—	50,000	—

(1)           Other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits contributed less than $50,000 or 10% of the total salary and bonus for each Named Executive Officer for that year. Other compensation paid to Mr. Graber consisted of relocation benefits in connection with the commencment of his employment.

(2)           Mr. Curtis served as President and Chief Executive Officer from March 2001 to January 9, 2006. On January 9, 2006 Mr. Curtis became Vice President of OEM Business and resigned from the Board of Directors. On July 14, 2006 Mr. Curtis departed the Company.

(3)           Mr. Kelly commenced employment with the Company in June 2006.

(4)           Mr. Riley resigned from the Company on September 30, 2006.

(5)           Mr. Oldham resigned from the Company on August 25, 2006.

(6)           Relates to the value of Mr. Curtis’ severance agreement which was filed as exhibit 10.1 to our Current Report on Form 8-K filed as of August 3, 2006.

Option Grants During Fiscal 2006

The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during Fiscal 2006:

	Percent of					Potential Realizable
	Total					Value at Assumed
	Number of		Options/SARs			Annual Rates of
	Securities		Granted	Exercise		Stock Price
	Underlying		to Employees	Price		Appreciation
	Options/SARs		in Fiscal	Per Share	Expiration	for Option Term (4)
	Granted		Year	(3)	Date	5%	10%
Gregory A. Shortell	1,451,782	(1)	51.2%	$1.36	1/8/2016	$1,241,274	$3,145,386
John H. Curtis	—		—	$—	—	$—	$—
Douglas G. Bryant	50,000	(2)	1.8%	$1.45	12/14/2015	$45,579	$115,497
Richard P. Graber	75,000	(2)	2.6%	$1.45	12/14/2015	$68,369	$173,246
Kevin J. Murphy Jr.	12,000	(2)	0.4%	$1.45	12/14/2015	$10,939	$27,719
Kevin J. Murphy Jr.	100,000	(2)	3.5%	$3.03	3/14/2016	$190,555	$482,904
Hugh W. Kelly	150,000	(1)	5.3%	$2.04	6/25/2016	$192,347	$487,446
Michael D. Riley	—		—	$—	—	$—	$—
J. Donald Oldham	30,000	(2)	1.1%	$1.45	12/14/2015	$27,347	$69,298

(1)          Options vest 25% on the first anniversary of employment and the balance vest equally over the subsequent 12 quarters of employment.

(2)          Options vest over four years in equal quarterly installments.

(3)          Options were granted at an exercise price equal to the last reported sale price of Network Engines’ common stock, as reported on the Nasdaq Global Market on the date of grant.

(4)          The potential realizable value is calculated based on the term of the Network Engines stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent Network Engines’ prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the Network Engines stock option and that the Network Engines stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Options Exercised During Fiscal 2006

The following table sets forth information concerning options to purchase our common stock exercised by the Named Executive Officers during Fiscal 2006 and the number of securities underlying unexercised options that were held by each of the Named Executive Officers as of September 30, 2006:

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
	Shares		Options at		The-Money Options at
	Acquired	Value	September 30, 2006		September 30, 2006 (1)
	on Exercise	Realized (2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory A. Shortell	—	$—	—	1,451,782	$—	$1,103,354
John H. Curtis	372,395	$454,682	866,881	—	$826,839	$—
Douglas G. Bryant	—	$—	411,249	91,251	$315,030	$42,220
Richard P. Graber	—	$—	278,436	216,564	$9,422	$40,828
Kevin J. Murphy Jr.	—	$—	48,625	120,375	$1,508	$6,533
Hugh W. Kelly	—	$—	—	150,000	$—	$12,150
Michael D. Riley	—	$—	343,249	—	$293,620	$—
J. Donald Oldham	140,000	$140,200	195,000	—	$172,013	$—

(1)          Based on the closing sale price of Network Engines common stock of $2.12 on September 29, 2006, the last trading day of our 2006 fiscal year,  as reported by the Nasdaq Global Market, less the option exercise price.

(2)          Fair market value of the common stock as of the date of exercise, minus the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of September 30, 2006.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2) (3)
Equity compensation plans approved by security holders	7,366,964	$2.29	2,742,675
Equity compensation plans not approved by security holders	—	—	—
Total	7,366,964	$2.29	2,742,675

(1)          Includes 50,531 shares of our common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of TidalWire Inc. Also includes 6,856,433 shares of our common stock issuable under our 1999 Stock Incentive Plan and 460,000 shares of our common stock issuable under our 2000 Director Stock Option Plan.

(2)          Includes 2,346,565 shares issuable under our 1999 Stock Incentive Plan, 121,110 shares of our common stock issuable under our 2000 Employee Stock Purchase Plan and 275,000 shares issuable under our 2000 Director Stock Option Plan. Shares issuable under our 1999 Stock Incentive Plan and our 2000 Director Stock Option Plan may be issued in the form of restricted stock or options to purchase our common stock.

(3)          On October 1st of each year commencing on October 1, 2000 through and including October 1, 2008, the number of shares of common stock reserved for issuance pursuant to our 1999 Stock Incentive Plan is automatically increased by the lesser of (a) 4,000,000 shares, (b) 5% of our outstanding stock on such date, or (c) an amount determined by our Board of Directors. Notwithstanding the foregoing, in no event may the aggregate number of shares of common stock issued pursuant to awards granted under our 1999 Stock Incentive Plan exceed 20,047,902 shares. Through September 30, 2006, we had been authorized to issue 13,807,273 shares of restricted common stock or options to purchase our common stock. As a result, under the terms of our 1999 Stock Incentive Plan, we may be authorized in the future to issue 6,240,629 shares of the restricted common stock or options to purchase our common stock. On October 1, 2006 the Board of Directors authorized an additional 750,000 shares to be issued under our 1999 Stock Incentive Plan.

Report of Compensation Committee on Executive Compensation

The Compensation Committee of the Company’s Board of Directors establishes compensation policies with respect to the Company’s executive officers. The Company’s executive compensation programs are intended to attract, retain and reward executive officers who contribute to the long-term success of the Company and enhance stockholder value. Each year the Compensation Committee approves, or recommends to the Board, approval of executive compensation, including annual base salaries, bonus awards and stock option grants. This report is submitted by the Compensation Committee and addresses the compensation policies for Fiscal 2006 as they affected Mr. Curtis and Mr. Shortell in their capacities as President and Chief Executive Officer in Fiscal 2006, and as they affect the Company’s executive officers.

Philosophy and Goals

In establishing executive compensation, the Compensation Committee seeks to satisfy the following goals:

•       to establish compensation levels that are fair, equitable and reasonable from the viewpoint of both executives and investors;

•       to attract, retain and motivate key personnel;

•       to focus the efforts of key executives on specified tactical and strategic goals, including the overall strategic objective of building shareholder value over time; and

•       to reward excellent performance, to have overall compensation vary with performance and to align executive and shareholder interests.

In future years, the Compensation Committee will evaluate the success of the compensation program in achieving its objectives and will consider the Company’s overall performance objectives.

Compensation Resources

The Company regularly compares the compensation levels of its executive officers with other leading companies in related industries through reviews of survey and other market data. In particular, in Fiscal 2006 the Company utilized the resources of (1) The Survey Group, a leading provider of high technology compensation data and (2) the Company’s internal human resources group. In addition, in Fiscal 2005, the Company engaged the services of DolmatConnell & Partners, a compensation and benefits consulting company, to aid it in benchmarking its compensation practices.

However, while compensation surveys are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. This is particularly the case when the Company seeks to attract and hire executive personnel from outside the Company, where the Company must directly address the market rate for compensation of highly qualified people. The Compensation Committee therefore applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

Compensation Elements

The Compensation Committee has designed a program that consists of base salary, short-term incentive compensation in the form of a cash bonus, and long-term incentive compensation in the form of stock options. Executives are also eligible to participate in the general benefit programs that are offered to all of the Company’s employees such as health insurance.

Base Salary.   In setting the annual base salaries for the Company’s executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. The Committee targets base salary levels at the average level. It believes that any significantly above-average compensation should come from the variable portion of compensation, where compensation is more directly tied to performance. Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company, the skills and experience required for the job and the compensation level necessary to attract and retain key executives. The Compensation Committee also compares these elements with similar elements for other executives both inside and outside the Company.

Cash Performance Bonuses.   Each executive officer has the opportunity to earn performance bonuses, based on the achievement of specific individual goals and/or the achievement of certain corporate metrics. During fiscal 2006, the Company transitioned from a quarterly executive bonus program to a semi-annual program. The Compensation Committee of the Board of Directors, selects, reviews and/or approves individual targeted annual incentive bonuses for each executive and reviews or approves the corporate metric(s). Generally these incentive bonus targets range from 20% to 50% of the individual’s base salary. Payouts for the portion of the bonus based on the corporate metrics can range between 0% and 120% of the targeted payment based upon a pre-defined scale.

Long Term Incentives.   The Compensation Committee awards long term incentives under the Company’s 1999 Stock Incentive Plan. Long term incentives are intended to help align the interests of executive management with those of the stockholders. In designing a long term incentive plan, the Compensation Committee seeks instruments and a program that optimally balances the following objectives: (1) provide the executive with incentive to build long-term shareholder value, (2) incur reasonable accounting and dilution costs for the Company and its existing shareholders, (3) be tax effective for the Company and the executive, (4) be directly linked to Company performance rather than general fluctuations in the market or particular industries, (5) equitably balance risk and (6) be competitive with those offered by companies in related markets. In Fiscal 2006 the Committee determined that employee stock options best balanced those factors and selected stock options as its primary long term incentive vehicle, subject to ongoing review.

The Compensation Committee administers the plans and designates (1) who are to receive equity awards, (2) the number of options to be awarded, and (3) other terms and conditions of the award. The number of shares of common stock subject to stock option grants is generally intended to reflect the significance of the executive’s current and anticipated contributions to the Company. In determining the number and terms of options to grant an executive, the Compensation Committee primarily considers the executive’s past performance and the degree to which an incentive for long-term performance would benefit the Company. The Committee also reviews the executive’s past option awards and share holdings.

The Company’s stock programs include long vesting periods to optimize the retention value of these options and to orient the interests of the Company’s executive officers to long-term success. Generally, stock options granted upon the commencement of employment vest as follows: 25% upon the first anniversary of the date of grant and approximately 6.25% each quarter thereafter over three years. Stock options granted in subsequent years vest over four years, in equal quarterly installments, beginning with the first quarter subsequent to the grant. In either case, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

Although the Compensation Committee has discretion regarding the exercise price of any option, to date the exercise price of options granted by the Company has always been set at 100% of the fair market value of the stock on the grant date. The value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the price of the Company’s common stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

Reasonableness and Fairness of Compensation

Generally speaking, the Compensation Committee targets base salary, annual performance bonuses and long-term equity incentives to deliver compensation to all executives as a group at approximately the 50th percentile of the market. The Compensation Committee has reviewed all elements of executive compensation and believes that Company executive compensation is fair and reasonable under the circumstances.

Compensation of the Chief Executive Officer

Chief Executive Officer Compensation.   The Compensation Committee had set Mr. Curtis’ total annual compensation, and has set Mr. Shortell’s compensation, including compensation derived from the Company’s cash bonus and stock option programs, at a level it believed to be competitive with the chief executive officers of similarly capitalized companies, at similar stages of development, in related markets. The Committee has reviewed all components of Mr. Curtis’ and Mr. Shortell’s compensation and finds that each of their total compensation was or is set at a reasonable level. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the Company’s general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Mr. Curtis and Mr. Shortell, in their capacity as Chief Executive Officer and President, were eligible to participate in the same executive compensation program available to the Company’s other senior executives.

Effective January 9, 2006, the Company established Mr. Shortell’s base salary at $350,000. Other details of Mr. Shortell’s compensation for Fiscal 2006 are set forth below under the heading “Employment, Termination of Employment and Change-in-Control Agreements.”

The Compensation Committee has determined that Mr. Shortell’s Fiscal 2007 bonus will be based on a targeted corporate financial metric. Specifically, the Compensation Committee has approved the following semi-annual measurements and payments:

•       35% of annual incentive based on the first half of the fiscal year 2007 targeted corporate metric;

•       40% of annual incentive based on the second half of the fiscal year 2007 targeted corporate metric; and

•       25% of annual incentive based on the full fiscal year 2007 targeted corporate metric.

For the first half of fiscal year 2007, the Compensation Committee approved the targeted corporate metric based on the Company’s operating results adjusted to exclude expenses related to stock compensation and certain one time items, if any occur. Payouts can range between 0% and 120% of the targeted payment based upon a pre-defined scale. Corporate metrics for the second half of fiscal year 2007 and for the full fiscal year have not yet been approved by the Compensation Committee.

Compliance with Internal Revenue Code Section 162(m).   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE
John A. Blaeser
Dennis A. Kirshy
Robert M. Wadsworth

Employment, Termination of Employment and Change-in-Control Agreements

On January 6, 2006 we entered into a letter agreement (“Letter Agreement”) with Gregory A. Shortell. The Letter Agreement provides that Mr. Shortell will serve as Chief Executive Officer and President (or in such other position as the Board may determine) and the Company will support his election to become a member of its Board.

Pursuant to the terms of the Letter Agreement, Mr. Shortell receives an annual base salary of $350,000 and a target first year bonus amount of $175,000. The actual bonus awarded was to be tied to the achievement of overall Company objectives as well as individual performance metrics, as determined by the Compensation Committee. During his first year of employment, however, Mr. Shortell was to be awarded at least 50% of his target bonus regardless of Company performance. During fiscal 2006 the Compensation Committee decided to transition from a quarterly bonus program to a semi-annual program. Additionally they determined that Mr. Shortell’s bonus should be based entirely on the achievement of a predetermined corporate metric. In connection with Mr. Shortell’s relocation to the Boston area, the Letter Agreement provides that the Company would reimburse Mr. Shortell’s actual out of pocket expenses directly related to moving activities, which expenses were not expected to exceed $100,000. The Company would also reimburse Mr. Shortell for the costs of temporary housing in the Boston area prior to his permanent relocation, which accommodations were expected to last no more than eight weeks. As provided in the Letter Agreement, on January 9, 2006 the Board of Directors granted Mr. Shortell options to purchase 1,451,782 shares of common stock of the Company under its 1999 Stock Incentive Plan, as amended, at an exercise price equal to $1.36 per share, which was equal to the closing price of the common stock of the Company on the Nasdaq Global Market on the date of grant.

In addition, on January 9, 2006, Network Engines, Inc. (the “Company”) entered into a Severance Terms Agreement with Mr. Shortell (the “Severance Agreement”) in connection with Mr. Shortell’s appointment as Chief Executive Officer and President of the Company. Pursuant to the Severance Agreement, if Mr. Shortell’s employment is terminated by the Company without Cause (as defined in the Severance Agreement), or by Mr. Shortell for Good Reason (as defined in the Severance Agreement), then the Company will, for a period of six months following termination, continue to pay Mr. Shortell his base salary as in effect on the date of termination and will pay the full COBRA premium for coverage similar to that maintained while Mr. Shortell was employed by the Company, provided he has timely elected and continues to be eligible for such coverage, subject to the execution by Mr. Shortell of a severance agreement and release.

INFORMATION ABOUT STOCK OWNERSHIP, RELATED PARTY TRANSACTIONS
AND PERFORMANCE

Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders

The following table sets forth, as of December 31, 2006, information concerning beneficial ownership of our common stock by the following:

•       each person known by us to beneficially own more than 5% of our outstanding common stock;

•       each of our directors;

•       each of our executive officers; and

•       all of our directors and executive officers as a group.

Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Unless otherwise noted below, the address of each person is c/o Network Engines, Inc., 25 Dan Road, Canton, MA 02021.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
HarbourVest Partners, LLC and affiliated entities (2)	5,890,926	14.5%
One Financial Center, 44th Floor
Boston, Massachusetts 02111
Directors and Executive Officers
Gregory A. Shortell (3)	370,446	*
Douglas G. Bryant (4)	459,169	1.1%
Richard P. Graber (5)	328,125	*
Hugh W. Kelly	—	*
Kevin J. Murphy Jr. (6)	63,044	*
John A. Blaeser (7)	162,500	*
Gary E. Haroian (8)	52,500	*
Dennis A. Kirshy (9)	374,500	*
Fontaine K. Richardson (10)	90,000	*
Robert M. Wadsworth (11)	5,978,426	14.7%
All directors and executive officers as a group (10 persons) (12)	7,878,710	18.7%

                 *      Less than 1 percent.

       (1)      The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock that a person or group has the right to acquire beneficial ownership of within 60 days after December 31, 2006 are deemed outstanding for computing the percentage ownership of the person holding such right but are not deemed outstanding for computing the percentage ownership of any other person.

       (2)      Includes 926,386 shares owned by HarbourVest Partners V - Direct Fund, L.P. and 4,964,540 shares owned by HarbourVest Partners VI - Direct Fund, L.P.

       (3)      Includes 362,946 shares underlying options exercisable within 60 days of December 31, 2006.

       (4)      Includes 432,500 shares underlying options exercisable within 60 days of December 31, 2006 and 4,998 shares held in a trust fund for Mr. Bryant’s children. Mr. Bryant disclaims beneficial ownership of all shares held in a trust for his children.

       (5)      Includes 328,125 shares underlying options exercisable within 60 days of December 31, 2006.

       (6)      Includes 62,000 shares underlying options exercisable within 60 days of December 31, 2006.

       (7)      Includes 45,000 shares underlying options exercisable within 60 days of December 31, 2006.

       (8)      Includes 52,500 shares underlying options exercisable within 60 days of December 31, 2006.

       (9)      Includes 60,000 shares underlying options exercisable within 60 days of December 31, 2006.

(10)      Includes 80,000 shares underlying options exercisable within 60 days of December 31, 2006.

(11)      Includes 926,386 shares owned by HarbourVest Partners V-Direct Fund, L.P. and 4,964,540 shares owned by HarbourVest Partners VI-Direct Fund, L.P. Mr. Wadsworth may be deemed to have or share voting or investment power with respect to these shares. He is a Managing Director of HarbourVest Partners, LLC, which controls HarbourVest Partners VI-Direct Fund, L.P. and HarbourVest Partners V-Direct Fund, L.P. Mr. Wadsworth disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 87,500 shares underlying options exercisable within 60 days of December 31, 2006.

(12)      Includes 1,510,571 shares underlying options exercisable within 60 days of December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the SEC and with us. Based on our review of copies of such forms, each officer, director and 10% holder complied with his obligations in a timely fashion with respect to transactions in our securities during the fiscal year ended September 30, 2006 with the exception of Richard P. Graber who on August 16, 2006 filed one Form 4 for one transaction which was eight days late.

Certain Relationships and Related Party Transactions

Related Party Transactions

Mr. Wadsworth also serves as a director of Innoveer Solutions, Inc. (“Innoveer”), formerly Akibia Consulting. We previously engaged Innoveer to perform certain professional services related to an upgrade of our customer resource management (“CRM”) software system that was completed during Fiscal Year 2004. Subsequently, we have also engaged Innoveer to provide professional services related to modifications of our CRM software system. During the year ended September 30, 2006, we incurred approximately $80,000 related to these services. We had $7,000 outstanding to Innoveer at September 30, 2006.

Additionally, in September 30, 2005 we engaged the consulting services of Mapleworks Technologies (“Mapleworks”), a software development services provider. Both Mr. Blaeser and Mr. Wadsworth are investors in Mapleworks and are members of its board of advisors. For the year ended September 30, 2006 we incurred $82,000 in fees for these consulting services. We had no amounts outstanding to Mapleworks at September 30, 2006.

Comparative Stock Performance

The following graph compares the cumulative total return to holders of our common stock for the period from September 30, 2001 through September 30, 2006 with the cumulative total return over such period of the NASDAQ Stock Market (U.S.) Index, and the RDG Technology Composite.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG NETWORK ENGINES, INC., THE NASDAQ COMPOSITE INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

The graph assumes the investment of $100 in our common stock and in each of such indices on September 30, 2001 (and the reinvestment of all dividends). Measurement points are the last trading days of each of the years ended September 30, 2001, 2002, 2003, 2004, 2005 and 2006. The performance shown is not necessarily indicative of future performance.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee and the Comparison of Cumulative Total Return graph shall not be deemed to be incorporated by reference into any such filings.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of our Proxy Statement or Annual Report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021, telephone: (781) 332-1000. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE BY TELEPHONE, VIA THE INTERNET, OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ATTEND THIS MEETING YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE PREVIOUSLY VOTED ELECTRONICALLY OR SENT IN THE PROXY CARD.

By order of the Board of Directors,

Gregory A. Shortell
President and Chief Executive Officer

Canton, Massachusetts
January 26, 2007

Exhibit A

NETWORK ENGINES, INC.
AUDIT COMMITTEE CHARTER

A.                Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.               Structure and Membership

1.                Number.   The Audit Committee shall consist of at least three members of the Board of Directors.

2.                Independence.   Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be “independent” as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company at any time during the past three years.

3.                Financial Literacy.   Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.                Chair.   Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.                Compensation.   The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.                Selection and Removal.   Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.               Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the Company’s registered public accounting firm (“ independent auditor”), in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.                Selection.   The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.                Independence.   The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.                Compensation.   The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.                Preapproval of Services.   The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.                Oversight.   The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•                     Receive and consider the reports required to be made by the independent auditor regarding:

•                     critical accounting policies and practices;

•                     alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•                     other material written communications between the independent auditor and Company management.

•                     Review with the independent auditor:

•                     audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•                     major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•                     analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•                     the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

•                     significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•                     recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•                     any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

•                     any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

•                     accounting for unusual transactions;

•                     adjustments arising from audits that could have a significant impact on the Company’s financial reporting process; and

•                     any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments.

•                     Inquire of the independent auditor concerning the quality, not just the acceptability, of the Company’s accounting determinations, particularly with respect to revenue, earnings, significant items subject to estimate, and other judgmental areas. Ask the independent auditor whether management’s choices of accounting principles are, as a whole, conservative, moderate or aggressive; to provide significant examples of choices falling into each category; and to recommend whether any of such policies should be changed. Ask the independent auditor whether they would have prepared the Company’s financial statements differently if they were solely responsible.

•                     Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•                     Inform the independent auditor and Company management (including the Chief Financial Officer and Controller) that they should promptly contact the Audit Committee or its Chair about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. If the Chair is contacted about such an issue, he or she should confer with the independent auditor about the issue and decide whether it is necessary to contact the other members of the Audit Committee prior to the next scheduled meeting of the Committee.

•                     Obtain and review a copy of the most recent inspection report of the independent audit firm issued by the Public Company Accounting Oversight Board pursuant to Section 104 of the Sarbanes-Oxley Act.

•                     Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated (Section 10A(b) of the Exchange Act requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specific conclusions with respect to such illegal acts).

•                     Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Review of Audited Financial Statements

6.                Discussion of Audited Financial Statements.   The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.                Recommendation to Board Regarding Financial Statements.   The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.                Audit Committee Report.   The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.                Independent Auditor Review of Interim Financial Statements.   The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10.         Earnings Release and Other Financial Information.   The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information), as well as in financial information and earnings guidance provided to analysts, rating agencies and others. The Audit Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be discharged generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance. Notwithstanding the foregoing, the Audit Committee should endeavor to review earnings releases prior to their issuance. In addition, the Audit Committee should discuss the results of the SAS 71 review performed by the independent auditor.

11.         Quarterly Financial Statements.   The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12.         Oversight.   The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

13.         Procedures for Complaints.   The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.         Related-Party Transactions.   The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

15.         Risk Management.   The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

16.         Additional Powers.   The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.              Procedures and Administration

1.                Meetings.   The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with the independent auditor and Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.                Subcommittees.   The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.                Reports to Board.   The Audit Committee shall report regularly to the Board of Directors.

4.                Charter.   At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.                Independent Advisors.   The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.                Investigations.   The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.                Funding.   The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

[BAR CODE]

[BAR CODE]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

V  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  V

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

01 - Gary E. Haroian

For ☐

Withhold ☐

02 - Dennis A. Kirshy

For ☐

Withhold ☐

2. To ratify the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

For ☐

Against ☐

Abstain ☐

3. To approve an amendment to increase the number of shares of common stock reserved for issuance under the 2000

Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) from 1,250,000 to 1,500,000 shares.

For ☐

Against ☐

Abstain ☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

  /  /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

[BAR CODE]

C 1234567890      J N T   1

1 U P X          C O Y # # #

[ILLEGIBLE]

V  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  V

Proxy — Network Engines, Inc.

25 DAN ROAD

CANTON, MASSACHUSETTS 02021

SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Gregory A. Shortell and Douglas G. Bryant, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NETWORK ENGINES, INC. (the “Company ”) held of record by the undersigned on January 19, 2007 at the Annual Meeting of Stockholders to be held on March 14, 2007 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

SEE REVERSE SIDE